UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2019

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On October 31, 2019, the Board of Directors of Neenah, Inc., a Delaware corporation (the “Company”), appointed Donna M. Costello to serve as independent director and a member of the Company’s Audit Committee. Ms. Costello’s appointment is effective as of November 1, 2019 with an initial term of office expiring at the Company’s 2021 annual meeting. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and Ms. Costello that would be required to be reported.
The press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01        Financial Statements and Exhibits
(d) Exhibits:
Exhibit No.        Description of Exhibit
99.1            Press release dated October 31, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: November 1, 2019	/s/ Noah S. Benz
Noah S. Benz Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1            Press release dated October 31, 2019